UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On September 19, 2020, Prestige Cruise Services LLC, a subsidiary of Norwegian Cruise Line Holdings Ltd. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Mr. Robert J. Binder to amend his existing employment agreement, originally dated September 16, 2016 and subsequently amended by letter agreements dated May 7, 2019 and March 19, 2020 (the “Employment Agreement”). The key terms of the Letter Agreement are summarized below.

Continuation of Employment. Mr. Binder’s term of employment as the President and Chief Executive Officer, Oceania Cruises and Vice Chairman, Oceania Cruises and Regent is extended to December 31, 2021. The Letter Agreement also provides that Mr. Binder will remain employed with the Company from January 1, 2022 through March 31, 2022 (the “Transition Period”) to provide transition support to the Company.

Restricted Share Unit Award. The Letter Agreement entitles Mr. Binder to an award of 115,100 restricted share units (“RSUs”) which will be eligible to vest in one installment on March 31, 2022 (the “Retention Grant”).

Treatment of RSUs upon Certain Events and Terminations. The Letter Agreement provides that if the Company terminates Mr. Binder’s employment without “cause,” if Mr. Binder terminates his employment for “good reason,” or if Mr. Binder’s employment terminates due to his death or disability (as these terms are defined in the Employment Agreement), all then outstanding, unvested RSUs subject only to time-based vesting requirements will vest in full. In addition, in consideration for extending the term of his employment, any outstanding, unvested RSUs subject only to time-based vesting requirements that were granted prior to September 19, 2020, excluding the Retention Grant, will vest in full on March 31, 2021.

Benefits. Mr. Binder will be entitled to continued medical and dental coverage for Mr. Binder and his eligible dependents on the same terms as actively employed senior executives for two years after the end of the Transition Period. If he remains employed through December 31, 2021, Mr. Binder will also be entitled to receive any incentive bonus earned for the 2021 calendar year regardless of whether he is employed at such time the incentive bonus is paid.

Except as described herein, the material terms of Mr. Binder’s Employment Agreement remain unchanged. Mr. Binder’s original employment agreement, the May 7, 2019 amendment and the form of the March 19, 2020 amendment are filed as Exhibits 10.63 and 10.64 to the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on February 27, 2020 and Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q file with the Securities Exchange Commission on May 15, 2020, respectively, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement by and between Prestige Cruise Services, LLC and Robert J. Binder, entered into on September 19, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2020	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel and
Assistant Secretary